                                                                   Exhibit 15(b)

     Amended Distribution Plan Relating to the SwissKey Fund Class Shares
                             of The Brinson Funds


The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by The Brinson Funds (the "Trust") for the SwissKey Fund class shares (each individually a "Class" and collectively the "Classes") of each of the Global Fund series, Global Equity Fund series, Global Bond Fund series, U.S. Balanced Fund series, U.S. Equity Fund series, U.S. Bond Fund series, and Non-U.S. Equity Fund series (individually a "Fund" or collectively the "Funds"), for the use of SwissKey Fund class shares of a Fund and any SwissKey Fund class shares of separate series of the Trust hereinafter organized. The Plan has been approved by a majority of the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not interested persons of the Trust and who have no direct, or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan.

In reviewing the Plan, the Board of Trustees determined that adoption of the Plan would be prudent and in the best interests of each Fund and its shareholders. Such approval included a determination that in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

The provisions of the Plan are:

     1. (a) Each Class shall reimburse Brinson Partners, Inc. (the "Manager"), Funds Distributor, Inc. (the "Distributor") or others for all expenses incurred by such parties in the promotion and distribution of the shares of the Class, including but not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparing and distributing sales literature and advertisements and other distribution-related expenses, as well as any payments to securities dealers or others for assistance in selling shares of the Class in accordance with a selling agreement with the Trust on behalf of a Fund's Class or the Distributor, which form of agreement has been approved from time to time by the Trustees, including the non-interested Trustees. The maximum aggregate amount which may be reimbursed by a Class to such parties in accordance with this paragraph shall be 0.65% per annum of the average daily net assets of the Class. The parties hereto may, however, agree from time to time to limit the reimbursement called for by this paragraph to amounts less than 0.65% with respect to a Fund. The current agreement between the parties for maximum reimbursement with respect to each Fund is attached hereto as Schedule A, which schedule may be amended from time to time by the parties hereto.

          (b) In addition to the amounts described in (a) above, the Fund shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed 0.25% per annum of the Class' average daily net assets represented by shares of the Class from time to time, as a service fee. The monies to be paid pursuant to this paragraph l(b) shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include, among other things, assisting in establishing and maintaining customer accounts and records; assisting with purchase and redemption requests; arranging for bank wires; monitoring dividend payments from the Fund on behalf of customers; forwarding certain shareholder communications from the Fund to customers; receiving and answering correspondence; and aiding in maintaining the investment of their respective customers in the Class. Any amounts paid under this paragraph l(b) shall be paid pursuant to a servicing or other agreement, which form of agreement has been approved from time to time by the Trustees, including a majority of the non-interested Trustees.

     2. All payments in connection with this Plan shall be made quarterly by each Class to the appropriate parties, or more or less frequently upon mutual agreement of the parties.

     3. The Manager and the Distributor shall collect and monitor the documentation of payments made under paragraph 1 above, and shall furnish to the Board of Trustees of the Trust, for its review, on a quarterly basis, a written report of the monies reimbursed to the Manager, the Distributor and others under the Plan as to a Fund's Class, and shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan as to a Fund's Class in order to enable the Board to make an informed determination of whether the Plan should be continued for each Class.

     4. The Plan shall continue in effect for each Class for a period of more than one year only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the non-interested Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

     5. The Plan, or any agreements entered into pursuant to this Plan, may be terminated at any time, without penalty, by vote of a majority of the outstanding voting securities of a Class with respect to that Class, or by vote of a majority of the non-interested Trustees, on not more than sixty (60) days' written notice, and shall terminate automatically in the event of any act that constitutes an assignment of the management agreement between the Trust on behalf of the relevant series of the Trust and the Manager.

     6. The Plan and any agreements entered into pursuant to this Plan may not be amended to increase materially the amount to be spent by a Class for distribution pursuant to Paragraph 1 hereof without approval by a majority of the Class' outstanding voting securities.

     7. All material amendments to the Plan, or any agreements entered into pursuant to this Plan, shall be approved by the non-interested Trustees cast in person at a meeting called for the purpose of voting on any such amendment.

     8. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. This Plan shall take effect on the 19th day of May 1997.

                                   SCHEDULE A


The Brinson Funds (the "Trust"), Brinson Partners, Inc. (the "Manager") and Funds Distributor, Inc. (the "Distributor") hereby agree that the maximum amount which the Manager or the Distributor shall seek reimbursement for in accordance with the Rule 12b-1 Plan relating to SwissKey Fund class shares of the Trust, is as follows:


     Fund                                     Amount
     ----                                     ------

     SwissKey Global Fund                     0.40%
     SwissKey Global Equity Fund              0.51%
     SwissKey Global Bond Fund                0.24%
     SwissKey U.S. Balanced Fund              0.25%
     SwissKey U.S. Equity Fund                0.27%
     SwissKey U.S. Bond Fund                  0.22%
     SwissKey Non-U.S. Equity Fund            0.59%



                                    THE BRINSON FUNDS


                                    _________________________



                                    BRINSON PARTNERS, INC.


                                    _________________________



                                    FUNDS DISTRIBUTOR, INC.


                                    _________________________

Dear Sirs:

     As the Principal underwriter of the SwissKey Fund class ("The SwissKey Funds") shares of certain registered investment companies presently or hereafter managed, advised or administered by Brinson Partners, Inc., shares of which companies are distributed by us at their respective net asset values plus sales charges as applicable and as described in the current prospectuses and statements of additional information for such registered investment companies, pursuant to our Distribution Agreements with such companies (the "Trust"), we invite you to participate as a non-exclusive agent in the distribution of shares of any and all of The SwissKey Funds upon the following terms and conditions:

1. You are to offer and sell such shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current prospectuses and statements of additional information of The SwissKey Funds subject in each case to the delivery prior to or at the time of such sales of the then current prospectus. You agree to act only as agent in such transactions and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Trust the agent of the other. In all transactions in these shares between you and us, we are acting as agent for the Trust and not as principal. All orders are subject to acceptance by us, and ultimately The SwissKey Funds, and become effective only upon confirmation by us. We reserve the right in our sole discretion and The SwissKey Funds reserve the right in their sole discretion to reject any order. The minimum dollar purchase of shares of The SwissKey Funds shall be the applicable minimum amounts described in the then current prospectuses and statements of additional information and no order for less than such amounts will be accepted.

2. On each purchase of shares by you from us, the total sales charges and discount to selected dealer, if any, shall be as stated in each Swiss Key Fund's then current prospectus.

     Such sales charges and discount to selected dealers are subject to reductions under a variety of circumstances as described in each SwissKey Fund's then current prospectus and statement of additional information. To obtain these reductions, we must be notified when the sale takes place which would qualify for the reduced charge.

     There is no sales charge or discount to selected dealers on the reinvestment of any dividends or distributions.

3. All purchases of shares of a SwissKey Fund made under any cumulative purchase privilege as set forth in a Fund's then current effective Prospectus shall be considered an individual transaction for the purpose of determining the concession from the public offering price to which you are entitled as set forth in paragraph 2 hereof.

4. As an authorized agent to sell shares, you agree to purchase shares of The SwissKey Funds only through us or from your customers. Purchases through us shall be made only for your own investment purposes or for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of shares from a SwissKey Fund except to cover purchase orders already received by us.

     Purchases from your customers shall be at a price not less than the net asset value quoted by each such SwissKey Fund at the time of such purchase. Nothing herein contained shall prevent you from selling any shares of a SwissKey Fund for the account of a record holder to us or to such SwissKey Fund at the net asset value quoted by us and charging your customer a fair commission for handling the transaction.

5. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

6. You agree to sell shares of The SwissKey Funds only (a) to your customers at the public offering prices then in effect or (b) to us as agent for The SwissKey Funds or to each such SwissKey Fund itself at the redemption price, as described in each SwissKey Fund's then current effective Prospectus.

7. Settlement shall be made promptly, but in no case later than the time customary for such payments after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or at our option to resell the shares to the applicable SwissKey Fund, at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to such SwissKey Fund or to us from your failure to make payment as aforesaid.

8. If any shares sold to you under the terms of this Agreement are repurchased by a SwissKey Fund or by us as agent, or for the account of that SwissKey Fund or are tendered to that SwissKey Fund for purchase at liquidating value under the terms of the Agreement and Declaration of Trust or other document governing such SwissKey Fund within seven (7) business days after the date of confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the SwissKey Fund when received by us. We shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

9. AU sales will be subject to receipt of shares by us from The SwissKey Funds. We reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of shares entirely, or to modify or cancel this Agreement. We will notify you promptly when we become aware that The SwissKey Funds have suspended sales or withdrawn their offering of shares.

10. From time to time during the term of this Agreement we may make payments to you pursuant to one or more of the distribution and/or service plans adopted by certain of The SwissKey Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") in consideration of your furnishing distribution and/or shareholder services hereunder with respect to each such Fund (each, a "Plan," together, the "Plans"). We have no obligation to make any such payments and you hereby waive any such payments until we receive monies therefor from the Fund. Any such payments made pursuant to this Section 10 shall be subject to the following terms and conditions:

     (a) Any such payments shall be based on the current net asset values of shares of The SwissKey Funds held in the accounts of your customers or certain customers and the periods for which such shares have been held, as set forth in the Dealer Compensation Schedule attached hereto as Exhibit A, as the same may be amended by us at any time and from time to time by notice thereof to you. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement. No such fee will be paid to you with respect to shares purchased by you and redeemed by The SwissKey Funds or by us as agent within seven business days after the dates of confirmation of such purchase.

     (b) The provisions of this Section 10 relate to the Plan adopted by a particular Fund pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Section 10 shall provide the Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. You agree to provide us with such information as requested from time to time in order for us to fulfill our obligations under this Agreement and under the Plans to provide the Board of Trustees of The SwissKey Funds with the required information on at least a quarterly basis.

     (c) The provisions of this Section 10 applicable to each SwissKey Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the Act. The provisions of this Section 10 shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the Act) of this Agreement, in the event such Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 10 may be terminated at any time, without penalty, with respect to any particular Plan by you, by a majority of the Board of Trustees of a SwissKey Fund who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the particular Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of the Trust on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

11. No person is authorized to make any representations concerning The SwissKey Funds or shares of The SwissKey Funds except those contained in each SwissKey Fund's then current effective Prospectus or Statement of Additional Information and any such information as may be released by a SwissKey Fund as information supplemental to such Prospectus or Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in each SwissKey Fund's then current effective Prospectus or Statement of Additional Information and supplemental information above-mentioned.

12. Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by us to you in reasonable quantities upon request.

13. We, our affiliates and the Trust shall not be liable for any loss, expense, damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instructions from any person or our refusal to execute such instructions for any reason.

14. All communications to us shall be sent to us at Funds Distributor Inc., 60 State Street, Suite 1300, Boston, MA 02109. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the National Association of Securities Dealers, Inc.

15. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

16. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, are qualified to act as a dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the National Association of Securities Dealers, Inc., and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the miles and regulations promulgated thereunder and with the Constitution, By-Laws and Rules of Fair Practice of the National Association of Securities Dealers, Inc., and that you will not offer or sell shares of The SwissKey Funds in any state or jurisdiction where they may not lawfully be offered and/or sold.

     If you are offering and selling shares of The SwissKey Funds in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the National Association of Securities Dealers, Inc., as set forth above you, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. You agree to indemnify and hold The SwissKey Funds, their investment advisor, and us harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

17. You agree to maintain records of all sales of shares made through you and to furnish us with copies of each record on request.

18. This Agreement and all amendments to this Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth below or, as applicable, after the date of the notice of amendment sent to you by the undersigned. Any amendment to this Agreement may be made unilaterally by us upon written notification to you.

19. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and shall be binding upon both Parties hereto when signed and accepted by you in the space provided below.



For Funds Distributor Inc.:



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     By:                                           Date



For:
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     Address of Principal Office


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

                              THE SWISSKEY FUNDS
                           SELECTED DEALER AGREEMENT


                         DEALER COMPENSATION SCHEDULE

                                   Exhibit A

As compensation for the sales of shares of the series of The SwissKey Funds (individually a "Series" and collectively, the "series"), and as compensation for ongoing shareholder servicing and distribution functions, ___________ (the "Dealer") will receive the following fees based upon the aggregate dollar amount of shares of the Series sold, held in the accounts of Dealer's customers and not redeemed:

          .25% for $0-5 million
          .40% for $5-20 million
          .45% for over $20 million

The above fees will be paid quarterly from the date of original sales of shares until Dealer is no longer named the broker of record. To the extent that the compensation listed above exceeds any individual Series' 12b-1 fee (which varies among the Series and are listed in the attached Exhibit B), Swiss Bank Corporation will pay the difference.

It is understood that the above compensation arrangement may be amended or discontinued at any time at the discretion of Funds Distributor, Inc.